Consent of Independent Accountants


We hereby consent to the incorporation by reference of our report dated February 23, 1999, except as to Note K, which is as of March 2, 1999, appearing on page 39 of this combined Annual Report on Form 10-K of Consolidated Edison, Inc. ("CEI") and Consolidated Edison Company of New York, Inc. ("Con Edison") in (i) the Prospectus constituting part of CEI's Registration Statement on Form S-3 (No. 333-69013) relating to the CEI Automatic Dividend Reinvestment and Cash Payment Plan; (ii) the Prospectus constituting part of CEI's Registration Statement on Form S-8 (No. 333-04463-99) relating to the CEI 1996 Stock Option Plan; (iii) the Prospectus constituting part of CEI's Registration Statement on Form S-8 (No. 333-48475) relating to The Consolidated Edison Discount Stock Purchase Plan; and (iv) the Prospectus constituting part of Con Edison's Registration Statement on Form S-3 (No.333-45745) relating to Con Edison's unsecured debt securities.


PricewaterhouseCoopers LLP

New York, New York
March 29, 1999